Exhibit 3.2


                          AMENDED AND RESTATED BYLAWS

                                      OF

                           THE GYMBOREE CORPORATION
                           (a Delaware Corporation)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I CORPORATE OFFICES.................................................   1

    1.1   REGISTERED OFFICE.................................................   1
    1.2   OTHER OFFICES.....................................................   1

ARTICLE II MEETINGS OF STOCKHOLDERS.........................................   1

    2.1   PLACE OF MEETINGS.................................................   1
    2.2   ANNUAL MEETING; NOTICE............................................   1
    2.3   SPECIAL MEETING...................................................   3
    2.4   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE......................   4
    2.5   QUORUM............................................................   5
    2.6   ADJOURNED MEETING; NOTICE.........................................   5
    2.7   VOTING............................................................   5
    2.8   VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT.................   6
    2.9   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING...........   6
    2.10  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.......   7
    2.11  PROXIES...........................................................   8
    2.12  INSPECTORS OF ELECTION............................................   8

ARTICLE III DIRECTORS.......................................................   9

    3.1   POWERS............................................................   9
    3.2   NUMBER AND TERM OF OFFICE.........................................   9
    3.3   CLASSES OF DIRECTORS..............................................   9
    3.4   RESIGNATION AND VACANCIES.........................................  10
    3.5   REMOVAL...........................................................  11
    3.6   PLACE OF MEETINGS; MEETINGS BY TELEPHONE..........................  11
    3.7   FIRST MEETINGS....................................................  11
    3.8   REGULAR MEETINGS..................................................  12
    3.9   SPECIAL MEETINGS; NOTICE..........................................  12
    3.10  QUORUM............................................................  12
    3.11  WAIVER OF NOTICE..................................................  12
    3.12  ADJOURNMENT.......................................................  13
    3.13  NOTICE OF ADJOURNMENT.............................................  13
    3.14  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.................  13
    3.15  FEES AND COMPENSATION OF DIRECTORS................................  13
    3.16  APPROVAL OF LOANS TO OFFICERS.....................................  13

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            Page
                                                                            ----
ARTICLE IV COMMITTEES.......................................................  15

    4.1   COMMITTEES OF DIRECTORS...........................................  15
    4.2   MEETINGS AND ACTION OF COMMITTEES.................................  15

ARTICLE V OFFICERS..........................................................  16

    5.1   OFFICERS..........................................................  16
    5.2   ELECTION OF OFFICERS..............................................  16
    5.3   SUBORDINATE OFFICERS..............................................  16
    5.4   REMOVAL AND RESIGNATION OF OFFICERS...............................  16
    5.5   VACANCIES IN OFFICES..............................................  16
    5.6   CHAIRMAN OF THE BOARD.............................................  16
    5.7   PRESIDENT.........................................................  17
    5.8   VICE PRESIDENTS...................................................  17
    5.9   SECRETARY.........................................................  17
    5.10  CHIEF FINANCIAL OFFICER...........................................  18

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
     AND OTHER AGENTS.........................................................18

    6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS...........................18
    6.2   INDEMNIFICATION OF OTHERS...........................................18
    6.3   INSURANCE...........................................................19

ARTICLE VII RECORDS AND REPORTS...............................................19

    7.1   MAINTENANCE AND INSPECTION OF RECORDS...............................19
    7.2   INSPECTION BY DIRECTORS.............................................20
    7.3   ANNUAL STATEMENT TO STOCKHOLDERS....................................20
    7.4   REPRESENTATION OF SHARES OF OTHER CORPORATIONS......................20

ARTICLE VIII GENERAL MATTERS..................................................21

    8.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING...............21
    8.2   CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS...........................21
    8.3   CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED..................21
    8.4   STOCK CERTIFICATES; PARTLY PAID SHARES..............................21
    8.5   SPECIAL DESIGNATION ON CERTIFICATES.................................22
    8.6   LOST CERTIFICATES...................................................22
    8.7   CONSTRUCTION; DEFINITIONS...........................................23
    8.8   RESTRICTIONS ON TRANSFER OF SHARES..................................23

ARTICLE IX AMENDMENTS......................................................   24

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            Page
                                                                            ----
ARTICLE X DISSOLUTION......................................................   24

ARTICLE XI CUSTODIAN.......................................................   25

    11.1  APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES......................   25
    11.2  DUTIES OF CUSTODIAN..............................................   26

                          AMENDED AND RESTATED BYLAWS
                          ---------------------------

                                      OF
                                      --

                           THE GYMBOREE CORPORATION
                           ------------------------
                           (a Delaware Corporation)


                                   ARTICLE I.

                               CORPORATE OFFICES
                               -----------------

     1.1  REGISTERED OFFICE
          -----------------

     The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

     1.2  OTHER OFFICES
          -------------

     The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     2.1  PLACE OF MEETINGS
          -----------------

     Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

     2.2  ANNUAL MEETING; NOTICE
          ----------------------

     (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Tuesday of May in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, Directors shall be elected, and any other proper business may be transacted.

     (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. Any business not proposed by the Board of Directors of the Corporation may be taken by written consent of the stockholders only if timely notice thereof is given by a stockholder to the Secretary of the Corporation, such notice to be timely if delivered to or mailed and received at the principal offices of the Corporation not less than one hundred twenty (120) days prior to the proper delivery to the Corporation of a sufficient number of signed written consents to take such action. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting or to take by written consent: (i) a brief description of the business desired to be brought before the annual meeting or taken by written consent and the reasons for conducting such business at the annual meeting or for taking such action, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting or by the written consent of stockholders except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. The Board of Directors shall, with respect to any action taken by written consent of stockholders, determine whether or not proper notice was given in connection therewith and, if the Board of Directors shall determine that proper notice was not given, shall declare that such written consent was not made in accordance with these Bylaws.

     (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) or Section 2.3 of these Bylaws shall be eligible for election or appointment as

Directors. Nominations of persons for election or appointment to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c) or Section 2.3 of these Bylaws, or in connection with action by written consent of stockholders, by the Board of Directors or any stockholder who complies with this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this
Section 2.2 or Section 2.3 of these Bylaws. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election or appointment as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected or appointed); and
(ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2.2. At the request of the Board of Directors, any person nominated by a stockholder for election or appointment as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election or appointment as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded. The Board of Directors shall, with respect to any election or appointment of Directors effected by written consent of stockholders, determine whether or not proper notice was given in connection with such election or appointment and, if the Board of Directors shall determine that proper notice was not given, shall declare that such action by written consent was not made in accordance with these Bylaws.

     2.3  SPECIAL MEETING
          ---------------

     A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the board, by the president or by the chief executive officer, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing and shall specify the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, chief executive officer, or the Secretary of the Corporation. If the general nature of the business proposed to be transacted includes the election or appointment of Directors, the request shall be accompanied by the notice required by paragraph
(c) of Section 2.2 of these Bylaws. No business may be transacted at such special meeting otherwise than specified in such request, and no director may be nominated at such special meeting by a stockholder who has requested such a meeting or who has acted in concert with any stockholder making such request unless the request contains the information required by paragraph (c) of Section
2.2 of these Bylaws with respect to such person. Upon such request, the Board of Directors shall determine a place and time for such meeting, which time shall be not less than ninety (90) nor more than one hundred (100) days after the receipt and determination of the validity of such request, and a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 2.10 hereof. Following such receipt and determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Sections 2.4 and
2.6 hereof, that a meeting will be held at the time and place so determined. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election or appointment to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (c) of Section 2.2 of these Bylaws shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the election of Directors thereof; provided, however, that no such stockholder who has requested a meeting as permitted by this Section 2.3, or who has acted in concert with any stockholder making such a request, may make such nomination unless such notice was delivered together with such request. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

     For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     2.4  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
          --------------------------------------------

     Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     2.5  QUORUM
          ------

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     2.6  ADJOURNED MEETING; NOTICE
          -------------------------

     Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these Bylaws.

     When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.6 of these Bylaws. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

     2.7  VOTING
          ------

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

     Except as may be otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the stockholders. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of Directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

     If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law, by the Certificate of Incorporation or by the Bylaws.

     2.8  VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT
          -------------------------------------------------

     The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

     2.9  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
          -------------------------------------------------------

     Unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted, but only if such written consent is otherwise made in accordance with these Bylaws.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

     2.10 RECORD DATE FOR STOCKHOLDER NOTICE;
          -----------------------------------
          VOTING; GIVING CONSENTS
          -----------------------

     For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. In the event that a notice of any business not proposed by Directors or of nominations of persons for election or appointment to the Board of Directors by written consent is given in accordance with Section 2.2 of these Bylaws, the Board of Directors shall, not more than sixty-five (65) days and not less than sixty (60) days after the delivery of such notice, adopt a resolution fixing the record date for the taking of such action, which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

     If the Board of Directors does not so fix a record date:

     (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

     (b) the record date for determining stockholders entitled to given consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action.

     The record date for any other purpose shall be as provided in Article VIII of these Bylaws.

     2.11  PROXIES
           -------

     Every person entitled to vote for Directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

     2.12  INSPECTORS OF ELECTION
           ----------------------

     Before any meeting of stockholders, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment.
If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

     Such inspectors shall:

           (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

           (b)  receive votes, ballots or consents;

          (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  count and tabulate all votes or consents;

          (e)  determine when the polls shall close;

          (f)  determine the result; and

          (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     3.1  POWERS
          ------

     Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     3.2  NUMBER AND TERM OF OFFICE
          -------------------------

     The exact number of Directors shall be seven (7) until changed by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the stockholders. No reduction of the authorized number of Directors shall have the effect of removing any director before that director's term of office expires. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     3.3  CLASSES OF DIRECTORS
          --------------------

     Following the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock of the Corporation (the "Initial Public Offering") the Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     3.4  RESIGNATION AND VACANCIES
          -------------------------

     Any director may resign effective on giving written notice to the chairman of the board, the president, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

     Unless otherwise provided in the Certificate of Incorporation or these
Bylaws:

          (i) Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining director.

          (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the certificate of incorporation, vacancies and newly created Directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

     3.5  REMOVAL
          -------

     Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual Director, may be removed from office at any time (a) with cause by the affirmative vote of the holders of at least a majority of the then outstanding shares of the capital stock of the Corporation entitled to vote at an election of Directors or (b) without cause by an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of such outstanding shares.

     3.6  PLACE OF MEETINGS; MEETINGS BY TELEPHONE
          ----------------------------------------

     Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another; and all such Directors shall be deemed to be present in person at the meeting.

     3.7  FIRST MEETINGS
          --------------

     The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as herein-after provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     3.8  REGULAR MEETINGS
          ----------------

     Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors.

     3.9  SPECIAL MEETINGS; NOTICE
          ------------------------

     Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the Secretary or any two Directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

     3.10 QUORUM
          ------

     A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12 of these Bylaws. Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.11 WAIVER OF NOTICE
          ----------------

     Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

     3.12  ADJOURNMENT
           -----------

     A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     3.13  NOTICE OF ADJOURNMENT
           ---------------------

     Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these Bylaws, to the Directors who were not present at the time of the adjournment.

     3.14  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
           -------------------------------------------------

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

     3.15  FEES AND COMPENSATION OF DIRECTORS
           ----------------------------------

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.15 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

     3.16  APPROVAL OF LOANS TO OFFICERS
           -----------------------------

     The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                  ARTICLE IV

                                  COMMITTEES
                                  ----------

     4.1  COMMITTEES OF DIRECTORS
          -----------------------

     The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one (1) or more committees, each consisting of two or more Directors, to serve at the pleasure of the board. The board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amend the Bylaws of the Corporation; and, unless the board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

     4.2  MEETINGS AND ACTION OF COMMITTEES
          ---------------------------------

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.8 (regular meetings), Section 3.9 (special meetings and notice), Section 3.10 (quorum), Section 3.11 (waiver of notice),
Section 3.12 (adjournment), Section 3.13 (notice of adjournment), and Section
3.14 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE V

                                   OFFICERS
                                   --------

     5.1  OFFICERS
          --------

     The officers of the Corporation shall be a president, a Secretary and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
5.3 of these Bylaws.  Any number of offices may be held by the same person.

     5.2  ELECTION OF OFFICERS
          --------------------

     The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

     5.3  SUBORDINATE OFFICERS
          --------------------

     The Board of Directors may appoint, or may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     5.4  REMOVAL AND RESIGNATION OF OFFICERS
          -----------------------------------

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     5.5  VACANCIES IN OFFICES
          --------------------

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     5.6  CHAIRMAN OF THE BOARD
          ---------------------

     The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in
Section 5.7 of these Bylaws.

     5.7  PRESIDENT
          ---------

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     5.8  VICE PRESIDENTS
          ---------------

     In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

     5.9  SECRETARY
          ---------

     The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

     5.10  CHIEF FINANCIAL OFFICER
           -----------------------

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and Directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.


                                  ARTICLE VI

              INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
              --------------------------------------------------

                               AND OTHER AGENTS
                               ----------------

     6.1.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
           -----------------------------------------

     The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its Directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a "director" or "officer" of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a Corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation.

     6.2   INDEMNIFICATION OF OTHERS
           -------------------------

     The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than Directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a Corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation.

     6.3   INSURANCE
           ---------

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.


                                  ARTICLE VII

                              RECORDS AND REPORTS
                              -------------------

     7.1   MAINTENANCE AND INSPECTION OF RECORDS
           -------------------------------------

     The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

     The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     7.2   INSPECTION BY DIRECTORS
           -----------------------

     Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

     7.3   ANNUAL STATEMENT TO STOCKHOLDERS
           --------------------------------

     The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

     7.4   REPRESENTATION OF SHARES OF OTHER CORPORATIONS
           ----------------------------------------------

     The chairman of the board, the president, any vice president, the chief financial officer, the Secretary or assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                 ARTICLE VIII

                                GENERAL MATTERS
                                ---------------

     8.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING
           -----------------------------------------------------

     For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided by law.

     If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     8.2   CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS
           -----------------------------------------

     From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.3   CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED
           --------------------------------------------------

     The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.4   STOCK CERTIFICATES; PARTLY PAID SHARES
           --------------------------------------

     The shares of a Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the chief financial officer, the Secretary or an assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.5   SPECIAL DESIGNATION ON CERTIFICATES
           -----------------------------------

     If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     8.6   LOST CERTIFICATES
           -----------------

     Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     8.7   CONSTRUCTION; DEFINITIONS
           -------------------------

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

     8.8   RESTRICTIONS ON TRANSFER OF SHARES
           ----------------------------------

     Before there can be a valid sale or transfer for consideration of any of the Common Stock or Series E Preferred Stock of the Corporation by any holder thereof, such holder shall first offer those shares to the Corporation in the manner set forth in this Section 8.8:

           (a) The offering stockholder shall deliver a notice in writing by mail or otherwise to the Secretary of the Corporation stating the price, terms, and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and such stockholder's intention so to sell or transfer the shares.

           (b) If the Corporation desires to acquire all or any of the shares subject to the said notice, then within fifteen (15) days after receipt of the notice of intent to sell or transfer the shares, the Corporation shall mail or deliver to the stockholder a written offer of the Corporation to acquire a specified number of the shares offered at the price and upon the terms and conditions stated in the notice. Within the limitations herein provided, the Corporation may purchase the shares of this Corporation from any offering stockholder; provided, however, that at no time shall the Corporation be permitted to purchase all of its outstanding voting shares.

           (c) The right of the Corporation to purchase all or any part of the shares subject to the notice may be assigned in whole or in part to any stockholder or stockholders of the Corporation or to other persons or organizations.

           (d) If none or only a part of the shares in the offering stockholder's notice to the Secretary is purchased by the Corporation or its assignee within a sixty (60) day period from the date of delivery of the notice by the offering stockholder, the offering stockholder may sell or transfer to any person or persons all shares of stock referred to in his notice to the Secretary that were not purchased by the Corporation or its assignee but only within a period of one hundred twenty (120) days from the date of his first notice; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in his notice to the Secretary. After said 120-day period, the foregoing procedure for first offering shares to the Corporation shall again apply.

           (e) Any sale or transfer or purported sale or transfer of the shares of the Corporation shall be null and void unless the terms, conditions, and provisions of this Section 8.8 are strictly observed and followed.

           (f) The Corporation shall place the following legend on each certificate of its Common Stock and Series E Preferred Stock: "Transfer of the shares represented by this certificate is restricted by Section 8.8 of the Bylaws of this Corporation."

           (g) Notwithstanding the foregoing, the restrictions on transfer contained in this Section 8.8 shall expire upon the closing of the Corporation's Initial Public Offering.


                                  ARTICLE IX

                                  AMENDMENTS
                                  ----------

     The original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Directors. The fact that such power has been so conferred upon the Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws. Notwithstanding any other provision of these Bylaws, (1) whenever any provision of these Bylaws shall require for action by the stockholders, the affirmative vote of a greater number of stockholders than would otherwise be required to amend these Bylaws, such provision shall not be altered, amended or repealed by the stockholders, and the stockholders shall not adopt any bylaw inconsistent therewith, except by such greater vote or by the written consent of such greater number of stockholders; and (2) whenever any provision of these Bylaws shall require for action by written consent of the stockholders, the consent of a greater number of stockholders than would otherwise be required to amend these Bylaws by written consent of the stockholders, such provision shall not be altered, amended or repealed by the stockholders by written consent and the stockholders shall not, by written consent, adopt any bylaw inconsistent therewith, except by the written consent of such greater number of stockholders.


                                   ARTICLE X

                                  DISSOLUTION
                                  -----------

     If it should be deemed advisable in the judgment of the Board of Directors of the Corporation that the Corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

     At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the Corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the Directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved.

     Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of Directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the Secretary or some other officer of the Corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the Secretary or some other officer of the Corporation setting forth the names and residences of the Directors and officers of the Corporation.


                                  ARTICLE XI

                                   CUSTODIAN
                                   ---------

     11.1  APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES
           -------------------------------------------

     The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the Corporation is insolvent, to be receivers, of and for the Corporation when:

           (i) at any meeting held for the election of Directors the stockholders are so divided that they have failed to elect successors to Directors whose terms have expired or would have expired upon qualification of their successors; or

           (ii) the business of the Corporation is suffering or is threatened with irreparable injury because the Directors are so divided respecting the management of the affairs of the Corporation that the required vote for action by the Board of Directors cannot be obtained and the stockholders are unable to terminate this division; or

         (iii) the Corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

     11.2  DUTIES OF CUSTODIAN
           -------------------

     The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the Corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

            CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

                                      OF

                           THE GYMBOREE CORPORATION


     The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of The Gymboree Corporation and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation by this Corporation's Board of Directors effective on September 2, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this 8th day of September 1999.



                                             /s/ Jeffrey D. Saper
                                             -----------------------------------
                                             Jeffrey D. Saper
                                             Secretary